EX 99-c


                              Form 10-K for 1998

                               File No. 1-8610






                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                 ------------------

                                     FORM 11-K

                                   ANNUAL REPORT

                                 ------------------


                       Pursuant to Section 15(d) of the
                         Securities Exchange Act of 1934


                 For the fiscal year ended December 31, 1998


                        Commission File Number l-8610


                       ------------------------------------

                          SBC SAVINGS AND SECURITY PLAN

                       ------------------------------------



                           SBC COMMUNICATIONS INC.


                   175 E. Houston, San Antonio, Texas 78205

          Financial Statements, Supplemental Schedules and Exhibits

                              Table of Contents
                                                                          Page


Report of Independent Auditors..............................................1

Financial Statements:

      Statement of Net Assets Available for Plan Benefits as of
        December 31, 1998...................................................2

      Statement of Net Assets Available for Plan Benefits as of
        December 31, 1997...................................................4

      Statement of Changes in Net Assets Available for Plan Benefits
        for the Year Ended December 31, 1998................................6

      Statement of Changes in Net Assets Available for Plan Benefits
        for the Year Ended December 31, 1997................................8

      Notes to Financial Statements........................................10

Supplemental Schedules:

      Item 27a - Schedule of Assets Held for Investment Purposes...........14

      Item 27b - Schedule of Loans or Fixed Income Obligations.............16

      Item 27d - Schedule of Reportable Transactions.......................17

Exhibits:

      23-a  Consent of Ernst & Young LLP

                        REPORT OF INDEPENDENT AUDITORS


SBC Communications Inc., Plan Administrator for the
  SBC Savings and Security Plan


We have audited the accompanying statements of net assets available for plan benefits of the SBC Savings and Security Plan (the Plan) as of December 31, 1998 and 1997, and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan at December 31, 1998 and 1997, and the changes in its net assets available for plan benefits for the years then ended, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment purposes and of loans or fixed income obligations as of December 31, 1998, and reportable transactions for the year then ended, are presented for purpose of additional analysis and are not a required part of the financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's management. The fund information in the statements of net assets available for plan benefits and the statements of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and fund information have been subjected to auditing procedures applied in our audits of the financial statements, and in our opinion, are fairly stated in all material respects in relation to the financial statements taken as a whole.

                                                      ERNST & YOUNG LLP

San Antonio, Texas
June 24, 1999

                         SBC SAVINGS AND SECURITY PLAN
              STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                               DECEMBER 31, 1998
                             (Dollars in Thousands)


                                      Employee
                                        Stock       SBC               Diversified Interest   Asset     Global
                                      Ownership    Shares      Bond     Equity     Income  Allocation  Equity    Loan
                                        Plan        Fund       Fund    Portfolio    Fund      Fund      Fund     Fund      Total
                                      ---------   ---------   ------   ---------   -------   -------   ------   -------   ---------
ASSETS

Investments:
SBC common shares:
  Allocated                          $  658,591 $         - $      - $         - $       - $       - $      - $       - $   658,591
  Unallocated                           124,209           -        -           -         -         -        -         -     124,209
  Other                                       -   1,027,260        -           -         -         -        -         -   1,027,260
Barclays Global Investors Government/
  Corporate Bond Index Fund F                 -           -    6,984           -         -         -        -         -       6,984
Barclays Global Investors
  Equity Index Fund F                         -           -        -     137,537         -         -        -         -     137,537
Contracts with insurance companies
 and other financial institutions             -           -        -           -   140,705         -        -         -     140,705
Barclays Global Investors U.S.
  Tactical Asset Allocation Fund F            -           -        -           -         -     8,232        -         -       8,232
Barclays Global Investors U.S.
  Equity Market Fund F                        -           -        -           -         -         -   10,001         -      10,001
Barclays Global Investors EAFE
  Equity Index Fund E                         -           -        -           -         -         -    2,672         -       2,672
Loans to plan participants                    -           -        -           -         -         -        -   108,585     108,585
Temporary cash investments                7,454      21,055       31         609    35,228        49       97        17      64,540
                                      ---------   ---------   ------   ---------   -------   -------   ------   -------   ---------
    Total Investments                   790,254   1,048,315    7,015     138,146   175,933     8,281   12,770   108,602   2,289,316
                                      ---------   ---------   ------   ---------   -------   -------   ------   -------   ---------

                         SBC SAVINGS AND SECURITY PLAN
             STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                              DECEMBER 31, 1998
                            (Dollars in Thousands)

                                      Employee
                                        Stock       SBC               Diversified Interest   Asset     Global
                                      Ownership    Shares      Bond     Equity     Income  Allocation  Equity    Loan
                                        Plan        Fund       Fund    Portfolio    Fund      Fund      Fund     Fund      Total
                                      ---------   ---------   ------   ---------   -------   -------   ------   -------   ---------
  (Continued)

Dividends and interest receivable            32         110        -           3        15         -        -         -         160
Transfers receivable from
  other funds and plans                       -         572       20           -         -         3        3       220         818
Receivable for investments sold             264       1,000        -           -         -         -        -         -       1,264
                                      ---------   ---------   ------   ---------   -------   -------   ------   -------   ---------
  Total Assets                          790,550   1,049,997    7,035     138,149   175,948     8,284   12,773   108,822   2,291,558
                                      ---------   ---------   ------   ---------   -------   -------   ------   -------   ---------


LIABILITIES

Transfers payable to other
  funds and plans                             -         161        -         206       472         -        2     1,133       1,974
Payable for investments purchased             -       7,499        -           -       854         -        -         -       8,353
Administrative expenses payable              61          93        1          14        19         2        3         -         193
Interest payable                          2,963           -        -           -         -         -        -         -       2,963
Long-term debt                           40,402           -        -           -         -         -        -         -      40,402
                                      ---------   ---------   ------   ---------   -------   -------   ------   -------   ---------
  Total Liabilities                      43,426       7,753        1         220     1,345         2        5     1,133      53,885
                                      ---------   ---------   ------   ---------   -------   -------   ------   -------   ---------
Net Assets Available for
  Plan Benefits                      $  747,124 $ 1,042,244 $  7,034 $   137,929 $ 174,603 $   8,282 $ 12,768 $ 107,689 $ 2,237,673
                                      =========   =========   ======   =========   =======   =======   ======   =======   =========


See Notes to Financial Statements.

                        SBC SAVINGS AND SECURITY PLAN
             STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                              DECEMBER 31, 1997
                            (Dollars in Thousands)


                                      Employee
                                        Stock       SBC               Diversified Interest   Asset     Global
                                      Ownership    Shares      Bond     Equity     Income  Allocation  Equity    Loan
                                        Plan        Fund       Fund    Portfolio    Fund      Fund      Fund     Fund      Total
                                      ---------   ---------   ------   ---------   -------   -------   ------   -------   ---------
 ASSETS

 Investments:
 SBC common shares:
   Allocated                         $  428,507 $         - $      - $         - $       - $       - $      - $       - $   428,507
   Unallocated                          122,189           -        -           -         -         -        -         -     122,189
   Other                                      -     701,288        -           -         -         -        -         -     701,288
 Barclays Global Investor Government/
   Corporate Bond Index Fund F                -           -    4,672           -         -         -        -         -       4,672
 Barclays Global Investors
   Equity Index Fund F                        -           -        -     111,746         -         -        -         -     111,746
 Contracts with insurance companies
   and other financial institutions           -           -        -           -   161,250         -        -         -     161,250
 Barclays Global Investors U.S.
   Tactical Asset Allocation Fund F           -           -        -           -         -     4,710        -         -       4,710
 Barclays Global Investors U.S.
   Equity Market Fund F                       -           -        -           -         -         -    8,446         -       8,446
 Barclays Global Investors EAFE
   Equity Index Fund E                        -           -        -           -         -         -    2,327         -       2,327
 Loans to plan participants                   -           -        -           -         -         -        -    89,538      89,538
 Temporary cash investments               7,049      13,645        3          62    10,801         2        6        14      31,582
                                      ---------   ---------   ------   ---------   -------   -------   ------   -------   ---------
     Total Investments                  557,745     714,933    4,675     111,808   172,051     4,712   10,779    89,552   1,666,255
                                      ---------   ---------   ------   ---------   -------   -------   ------   -------   ---------
 Contributions receivable:
   Employer                               4,770           -        -           -         -         -        -         -       4,770
                                      ---------   ---------   ------   ---------   -------   -------   ------   -------   ---------
     Total Contributions Receivable       4,770           -        -           -         -         -        -         -       4,770
                                      ---------   ---------   ------   ---------   -------   -------   ------   -------   ---------

                         SBC SAVINGS AND SECURITY PLAN
              STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                              DECEMBER 31, 1997
                            (Dollars in Thousands)

                                      Employee
                                        Stock       SBC               Diversified Interest   Asset     Global
                                      Ownership    Shares      Bond     Equity     Income  Allocation  Equity    Loan
                                        Plan        Fund       Fund    Portfolio    Fund      Fund      Fund     Fund      Total
                                      ---------   ---------   ------   ---------   -------   -------   ------   -------   ---------
(Continued)

Dividends and interest receivable            34          75        -           1         6         -        -         -         116
Transfers receivable from
  other funds and plans                       -         572       26           -         -        47        -       110         755
Receivable for investments sold             110         802        -          57         -         -        1         -         970
                                      ---------   ---------   ------   ---------   -------   -------   ------   -------   ---------
  Total Assets                          562,659     716,382    4,701     111,866   172,057     4,759   10,780    89,662   1,672,866
                                      ---------   ---------   ------   ---------   -------   -------   ------   -------   ---------


LIABILITIES

Transfers payable to other
  funds and plans                             -          96        1          33       647         1        -         -         778
Payable for investments purchased             -       3,046       23           -       891        46        -         -       4,006
Administrative expenses payable              53          93        1          16        27         1        2         -         193
Interest payable                          2,750           -        -           -         -         -        -         -       2,750
Other payables                                -          76        -           -         -         -        -         -          76
Long-term debt                           63,871           -        -           -         -         -        -         -      63,871
                                      ---------   ---------   ------   ---------   -------   -------   ------   -------   ---------
  Total Liabilities                      66,674       3,311       25          49     1,565        48        2         -      71,674
                                      ---------   ---------   ------   ---------   -------   -------   ------   -------   ---------
Net Assets Available for
  Plan Benefits                      $  495,985 $   713,071 $  4,676 $   111,817 $ 170,492 $   4,711 $ 10,778 $  89,662 $ 1,601,192
                                      =========   =========   ======   =========   =======   =======   ======   =======   =========


See Notes to Financial Statements.

                         SBC SAVINGS AND SECURITY PLAN
         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                             (Dollars in Thousands)

                                      Employee
                                        Stock       SBC               Diversified Interest   Asset     Global
                                      Ownership    Shares      Bond     Equity     Income  Allocation  Equity    Loan
                                        Plan        Fund       Fund    Portfolio    Fund      Fund      Fund     Fund      Total
                                      ---------   ---------   ------   ---------   -------   -------   ------   -------   ---------
Net Assets Available for Plan
  Benefits, December 31, 1997        $  495,985 $   713,071 $  4,676 $   111,817 $ 170,492 $   4,711 $ 10,778 $  89,662 $ 1,601,192

Additions to Net Assets:
  Contributions and transfers:
   Participant contributions                  -      38,667      749      14,133    12,578       943    1,931         -      69,001
   Employer contributions                11,043           -        -          -          -         -        -         -      11,043
   Transfers of participants'
      balances - net                          -         342    1,661     (11,874)   (1,817)    1,739   (1,689)   11,581         (57)
  Forfeitures                                49           -        -           -         -         -        -         -          49
  Loan transfer                          23,469           -        -           -         -         -        -         -      23,469
                                      ---------   ---------   ------   ---------   -------   -------   ------   -------   ---------
                                         34,561      39,009    2,410       2,259    10,761     2,682      242    11,581     103,505
                                      ---------   ---------   ------   ---------   -------   -------   ------   -------   ---------
Investment Income:
 Dividends on SBC common shares          13,739      18,005        -           -         -         -        -         -      31,744
 Interest                                   266       1,031        -           6    10,141         -        1     8,490      19,935
                                      ---------   ---------   ------   ---------   -------   -------   ------   -------   ---------
                                         14,005      19,036        -           6    10,141         -        1     8,490      51,679
                                      ---------   ---------   ------   ---------   -------   -------   ------   -------   ---------

Net appreciation in
 value of investments                   250,386     328,378      482      30,281        26     1,459    2,246         -     613,258
                                      ---------   ---------   ------   ---------   -------   -------   ------   -------   ---------
   Total Net Additions                  298,952     386,423    2,892      32,546    20,928     4,141    2,489    20,071     768,442
                                      ---------   ---------   ------   ---------   -------   -------   ------   -------   ---------

                        SBC SAVINGS AND SECURITY PLAN
         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                             (Dollars in Thousands)

                                      Employee
                                        Stock       SBC               Diversified Interest   Asset     Global
                                      Ownership    Shares      Bond     Equity     Income  Allocation  Equity    Loan
                                        Plan        Fund       Fund    Portfolio    Fund      Fund      Fund     Fund      Total
                                      ---------   ---------   ------   ---------   -------   -------   ------   -------   ---------
(Continued)

Deductions from Net Assets:
  Administrative expenses                   623       1,061        8         156       212        22       22         -       2,104
  Forfeitures                                49           -        -           -         -         -        -         -          49
  Interest expense                        5,213           -        -           -         -         -        -         -      23,469
  Loan payment-principal                 23,469           -        -           -         -         -        -         -       5,213
  Distributions to participants          18,459      56,189      526       6,278    16,605       548      477     2,044     101,126
                                      ---------   ---------   ------   ---------   -------   -------   ------   -------   ---------
Total Deductions                         47,813      57,250      534       6,434    16,817       570      499     2,044     131,961
                                      ---------   ---------   ------   ---------   -------   -------   ------   -------   ---------
Net Assets Available for Plan
  Benefits, December 31, 1998        $  747,124 $ 1,042,244 $  7,034 $   137,929 $ 174,603 $   8,282 $ 12,768 $ 107,689 $ 2,237,673
                                      =========   =========   ======   =========   =======   =======   ======   =======   =========


See Notes to Financial Statements.

                         SBC SAVINGS AND SECURITY PLAN
         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                              (Dollars in Thousands)

                                      Employee
                                        Stock       SBC               Diversified Interest   Asset     Global
                                      Ownership    Shares      Bond     Equity     Income  Allocation  Equity    Loan
                                        Plan        Fund       Fund    Portfolio    Fund      Fund      Fund     Fund      Total
                                      ---------   ---------   ------   ---------   -------   -------   ------   -------   ---------
Net Assets Available for Plan
  Benefits, December 31, 1996        $  321,258 $   532,326 $  3,221 $    57,791 $ 168,541 $   1,449 $  3,445 $  74,761 $ 1,162,792

Additions to Net Assets:
  Contributions and transfers:
   Participant contributions                  -      32,716      652      10,759    14,669       519    1,443         -      60,758
   Employer contributions                17,309           -        -           -         -         -        -         -      17,309
   Transfers of participants'
      balances - net                          -     (33,456)     750      24,675    (8,390)    2,278    4,924     9,606         387
  Forfeitures                                62           -        -           -         -         -        -         -          62
  Loan transfer                          22,281           -        -           -         -         -        -         -      22,281
                                      ---------   ---------   ------   ---------   -------   -------   ------   -------   ---------
                                         39,652        (740)   1,402      35,434     6,279     2,797    6,367     9,606     100,797
                                      ---------   ---------   ------   ---------   -------   -------   ------   -------   ---------
Investment Income:
 Dividends on SBC common shares          13,533      17,729        -           -         -         -        -         -      31,262
 Other dividends                              -           -        -           -         -         -        -         -           -
 Interest                                   254         544        1          13    10,616         1        2     6,920      18,351
                                      ---------   ---------   ------   ---------   -------   -------   ------   -------   ---------
                                         13,787      18,273        1          13    10,616         1        2     6,920      49,613
                                      ---------   ---------   ------   ---------   -------   -------   ------   -------   ---------
Net appreciation in
 value of investments                   162,066     209,642      350      22,484         -       624    1,331         -     396,497
                                      ---------   ---------   ------   ---------   -------   -------   ------   -------   ---------
   Total Net Additions                  215,505     227,175    1,753      57,931    16,895     3,422    7,700    16,526     546,907
                                      ---------   ---------   ------   ---------   -------   -------   ------   -------   ---------

                         SBC SAVINGS AND SECURITY PLAN
         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                             (Dollars in Thousands)

                                      Employee
                                        Stock       SBC               Diversified Interest   Asset     Global
                                      Ownership    Shares      Bond     Equity     Income  Allocation  Equity    Loan
                                        Plan        Fund       Fund    Portfolio    Fund      Fund      Fund     Fund      Total
                                      ---------   ---------   ------   ---------   -------   -------   ------   -------   ---------
(Continued)

Deductions from Net Assets:
  Administrative expenses                   488         865        6         146       266        12       17         -       1,800
  Forfeitures                                62           -        -           -         -         -        -         -          62
  Interest expense                        5,979           -        -           -         -         -        -         -       5,979
  Loan payment-principal                 22,281           -        -           -         -         -        -         -      22,281
  Distributions to participants          11,968      45,565      292       3,759    14,678       148      350     1,625      78,385
                                      ---------   ---------   ------   ---------   -------   -------   ------   -------   ---------
   Total Deductions                      40,778      46,430      298       3,905    14,944       160      367     1,625     108,507
                                      ---------   ---------   ------   ---------   -------   -------   ------   -------   ---------
Net Assets Available for Plan
  Benefits, December 31, 1997        $  495,985 $   713,071 $  4,676 $   111,817 $ 170,492 $   4,711 $ 10,778 $  89,662 $ 1,601,192
                                      =========   =========   ======   =========   =======   =======   ======   =======   =========


 See Notes to Financial Statements.

                        SBC SAVINGS AND SECURITY PLAN
                        NOTES TO FINANCIAL STATEMENTS
               (Dollars in Thousands, Except per Unit Amounts)

1. Plan Description - The SBC Savings and Security Plan (Plan) was established by SBC Communications Inc. (SBC) to provide a convenient way for eligible employees to save for retirement on a regular and long-term basis. The majority of eligible employees are represented by the Communications Workers of America. The following description of the Plan provides only general information. The Plan has detailed provisions covering participant eligibility, participant allotments from pay, participant withdrawals, participant loans, employer contributions and related vesting of contributions and Plan expenses. The Plan text and prospectus include complete descriptions of these and other Plan provisions.

   During 1998 and 1997, participants could invest their contributions in one or more of the following funds in 1% increments: the SBC Shares Fund, the Bond Fund, the Diversified Equity Portfolio, the Interest Income Fund, the Asset Allocation Fund and the Global Equity Fund.

   Company matching contributions are made solely in the form of shares of SBC's common stock held in a leveraged Employee Stock Ownership Plan (ESOP)

   The Plan prefunded the ESOP by borrowing Guaranteed Non-Salaried Employees' ESOP Notes due 2005, the repayment of which is guaranteed by SBC. Funds borrowed by the Plan were used to purchase shares of SBC's common stock held in the open market (Financed Shares), which act as collateral for reimbursement to SBC for any payments it makes under its guarantee of the ESOP Notes. Dividends on Financed Shares and employer cash contributions are used by the Plan to make the required principal and interest payments on the ESOP Notes. As the ESOP Notes are paid down, the Financed Shares are released from the collateral. The Financed Shares are allocated to participants' accounts in the form of a company matching contribution. In lieu of dividends on Financed Shares previously allocated to participants, additional Financed Shares are allocated to participants' accounts. The interest rate on the notes is 8.41%.

   To the extent insufficient shares have been released through payments on outstanding notes net of amounts refinanced, additional employer contributions are made to the ESOP to purchase shares necessary to meet any shortfall in the company match or in the shares issued in lieu of dividends. Dividends on these shares are used to acquire additional shares which are allocated to participants' accounts in the ESOP. Should shares released exceed the required company matching contribution, the excess is considered an additional employer contribution and is allocated to participants' accounts based on each participant's proportionate share of actual plan year ESOP contributions.

   Bankers Trust Company is the Trustee for the Plan. Effective July 6, 1999, Boston Safe Deposit and Trust Company will become trustee for the Plan.

   Effective March 24, 1997, dividends on shares in the SBC Shares Fund (Fund) were paid into a separate fund known as a Dividend Fund Account (DFA). The DFA fund activity and balances as of December 31, 1998 and 1997 are included in the SBC Shares Fund. Prior to the amendment, at the end of the year dividends paid with respect to SBC Shares in the Fund were reinvested in the Fund, which increased the value of the participants' units. Under the amendment, the dividends will be paid to the participant, but the participant may elect reinvestment and have the special Deferred-Tax Allotment offset the payout through the purchase of additional units. Interest earned on dividends held in the DFA will be paid into the SBC Shares Fund. During 1998 and 1997, Plan participants elected to receive $8.8 million and $7.6 million in dividend distributions.

   Although it has not expressed any intent to do so, SBC has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). In the event that the Plan is terminated, subject to the conditions set forth by ERISA, the account balances of all participants shall be 100% vested.

2. Accounting  Policies - The values of  investments  are determined as follows:
   SBC common shares on the basis of the last published sales prices as reported on the composite tape of the New York Stock Exchange and other exchanges; contracts with insurance companies and other financial institutions at principal plus reinvested interest which approximates fair value; mutual funds at net asset values per share obtained from published sources or fund manager; and temporary cash investments at cost which approximates fair value.

   Purchases and sales of securities are reflected as of the trade date. Dividend income is recognized on the ex-dividend date. Interest earned on investments is recognized on the accrual basis.

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

3. Participant Interest in the Plan - The interest of a participant in each of the funds in the Plan, except for the Loan Fund, is represented by units (as described in the Plan text). The number of participants, number of units and the value per unit for each of these funds as of December 31 were:

                                         1998                                  1997
                         ------------------------------------  ------------------------------------
                         Number of     Number of    Value per  Number of     Number of    Value per
                         Participants    Units        Unit     Participants    Units        Unit
                         ------------------------------------  ------------------------------------

   ESOP                     100,393   290,249,726  $  2.2766     33,243     230,000,263  $  1.5237

   SBC Shares Fund           30,449    49,709,209  $ 20.9373     28,324      49,413,198  $ 14.3459

   Bond Fund                  1,866     3,577,108  $  1.9663      1,460       2,602,546  $  1.7966

   Diversified Equity
     Portfolio               13,049    30,542,160  $  4.5160     11,087      31,810,231  $  3.5151

   Interest Income Fund      16,886    30,119,379  $  5.7970     18,575      31,277,546  $  5.4510

   Asset Allocation Fund      1,909     4,970,482  $  1.6662      1,170       3,575,519  $  1.3175

   Global Equity Fund         3,297     7,691,961  $  1.6600      2,691       7,942,641  $  1.3569


   The total number of participants in the Plan was less than the sum of the number of participants shown above because many participants were in more than one fund.


4. Investments - Investments representing 5% or more of Plan net assets at either December 31, 1998 or 1997 were:

                                                        1998        1997
                                                     ----------  ----------
   Employee Stock Ownership Plan
   -----------------------------
   SBC common shares:
      Allocated                                     $   658,591  $  428,507
      Unallocated                                   $   124,209  $  122,189

   SBC Shares Fund
   ---------------
   SBC common shares                                $ 1,027,260  $  701,288

   Diversified Equity Portfolio
   ----------------------------
   Barclays Global Investors Equity Index Fund      $   137,537  $  111,746

   Loan Fund
   ---------
   Loans to Plan Participants                       $   108,585  $   89,538

   For the years ended December 31, 1998 and 1997, the average interest rates earned on the Interest Income Fund's investments in contracts with insurance companies and other financial institutions were 6.30% and 6.33% respectively. At December 31, 1998, the fixed crediting interest rates on these contracts ranged from 5.91% to 7.91%. At December 31, 1997, the fixed crediting interest rates on these contracts ranged from 4.85% to 7.91%.

   For the year ended December 31, 1997, the Interest Income fund included an investment in a guaranteed investment contract with Prudential Asset
   Management (Prudential). The Prudential contract matured on December 31, 1998. The investment contract was recorded at contract value of $8,888, which approximated fair value at December 31, 1997.

5. Long-Term Debt - Long-term debt consists of the ESOP Notes issued in connection with the ESOP and the refinancing notes (as discussed in Note 1). At December 31, 1998, the aggregate principal amounts of long-term debt scheduled for repayment for the years 1999 and 2000 are $24,546 and $15,856. The carrying amount and the estimated fair value of the ESOP and refinancing notes as of December 31 were:

                                                  1998           1997
                                                ---------      ---------

   Carrying Amount                              $  40,402      $  63,871
                                                =========      =========

   Fair Value                                   $  42,257      $  66,494
                                                =========      =========

   The fair values of the 8.41% ESOP Notes were estimated based on quoted prices and the fair value of the 9.40% ESOP notes were estimated based on discounted future cash flows using current interest rates.

6. Tax Status - The Internal Revenue Service issued a determination letter on March 10, 1997, stating that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code (IRC). The Plan has been amended since the determination letter was received. The Plan Administrator believes that the Plan is currently designed and is operating in compliance with the applicable requirements of the IRC.


7. Reconciliation of Financial Statements to Form 5500 - The following is a reconciliation of net assets available for plan benefits per the financial statements to the Form 5500 as of December 31:

                                                        1998         1997
                                                     -----------  -----------
   Net assets available for plan benefit per the
     financial statements                           $  2,237,673 $  1,601,192

   Less: Distribution payable to participants                423          258
                                                     -----------  -----------
   Net assets available for plan benefits per the
     Form 5500                                      $  2,237,250 $  1,600,934
                                                     ===========  ===========

   The following is a reconciliation of benefits paid to participants per the financial statements to the Form 5500 for the year ended December 31, 1998:

                                                       1998
                                                     --------
   Distributions to participants per the
     financial statements                          $  101,126

   Add:  Distributions payable to participants
     at December 31, 1998                                 423

   Less: Distributions payable to participants
     at December 31, 1997                                 258
                                                     --------

   Distributions to participants per the
     Form 5500                                     $  101,291
                                                     ========

   Distributions payable to participants are recorded on the Form 5500 for benefit claims that have been processed and approved for payment prior to December 31, but not yet paid as of that date.

8. Subsequent Event - Effective January 1, 1999, the assets and liabilities of Pacific Telesis Group's (PAC), a wholly-owned subsidiary of SBC, Supplemental Retirement and Savings Plan for Nonsalaried Employees were transferred to the Plan. In addition, the assets attributable to the accounts of bargained employees of PAC in the Pacific Telesis Group Supplemental Retirement and Savings Plan for Salaried and Nonsalaried Employees (Leveraged ESOP) were transferred to the Plan, together with a proportionate amount of the unallocated SBC common shares and the remaining liability under the loan agreement.

                         SBC SAVINGS AND SECURITY PLAN
                         EIN 43-1301883, PLAN NO. 004

            Item 27a-SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                               December 31, 1998
                            (Dollars in Thousands)


                                              Description of                     Current
 Identity of Issue                              Investment             Cost       Value
 -------------------------------------  ---------------------------  ---------  ----------

   Employee Stock Ownership Plan

    *SBC common shares:
       Allocated                             12,281,411 shares      $  175,151  $  658,591
       Unallocated                            2,316,259 shares          31,821     124,209
    *Bankers Trust Company                Temporary cash investment      7,454       7,454
                                                                     ---------  ----------
       Total Employee Stock Ownership Plan                             214,426     790,254
                                                                     ---------  ----------

   SBC Shares Fund

    * SBC common shares:                     19,156,358 shares         292,769   1,027,260
    * Bankers Trust Company               Temporary cash investment     21,055      21,055
                                                                     ---------  ----------
       Total SBC Shares Fund                                           313,824   1,048,315
                                                                     ---------  ----------

   Bond Fund

    * Barclays Global Investors Government/
        Corporate Bond Index Fund F             596,293 units            6,526       6,984
    * Bankers Trust Company               Temporary cash investment         31          31
                                                                     ---------  ----------
       Total Bond Fund                                                   6,557       7,015
                                                                     ---------  ----------

   Diversified Equity Portfolio

    * Barclays Global Investors
        Equity Index Fund F                   8,710,289 units          102,057     137,537
    * Bankers Trust Company               Temporary cash investment        609         609
                                                                     ---------  ----------
       Total Diversified Equity Portfolio                              102,666     138,146
                                                                     ---------  ----------

   Interest Income Fund (a)

      The Prudential Insurance Company
      Of America                               6.85%-7.91%,             14,567      14,567
                                             12/31/98-6/30/00
      John Hancock                             6.36%-6.86%,             35,904      35,904
                                             12/31/99-6/29/01
      Principal Mutual                        6.35%, 6/29/99             6,846       6,846
      Peoples Security Insurance              6.28%, 6/30/01            10,063      10,063
      Continental Assurance Company            6.01%-6.40%,             13,117      13,117
                                             7/01/99-12/31/00
      New York Life                           5.91%, 12/31/99            6,440       6,440
      Metropolitan Contract                    6.16%-6.32%,             46,899      46,899
                                             12/31/00-7/01/02
      Jackson National Life                   6.77%, 12/31/99            6,869       6,869
                                                                     ---------  ----------
                                                                       140,705     140,705
    * Bankers Trust Company               Temporary cash investment     35,228      35,228
                                                                     ---------  ----------
       Total Interest Income Fund                                      175,933     175,933
                                                                     ---------  ----------

                         SBC SAVINGS AND SECURITY PLAN
                         EIN 43-1301883, PLAN NO. 004

            Item 27a-SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                               December 31, 1998
                            (Dollars in Thousands)

                                              Description of                     Current
 Identity of Issue                              Investment             Cost       Value
 -------------------------------------  ---------------------------  ---------  ----------

  Asset Allocation Fund

   * Barclays Global Investors U.S.
       Tactical Asset Allocation Fund F         540,967 units            6,592       8,232
   * Bankers Trust Company                Temporary cash investment         49          49
                                                                     ---------  -----------
       Total Asset Allocation Fund                                       6,641       8,281
                                                                     ---------  -----------

  Global Equity Fund

   * Barclays Global Investors U.S.
       Equity Market Fund F                     377,297 units            7,905      10,001
   * Barclays Global Investors EAFE
       Equity Index Fund E                      144,974 units            2,330       2,672
   * Bankers Trust Company                Temporary cash investment         97          97
                                                                     ---------  -----------
       Total Global Equity Fund                                         10,332      12,770
                                                                     ---------  -----------

  Loan Fund

   * Loans to Plan Participants                8.75%-9.50%                   -     108,585
   * Bankers Trust Company                Temporary cash investment         17          17
                                                                     ---------  -----------
       Total Loan Fund                                                      17     108,602
                                                                     ---------  -----------

      TOTAL                                                         $  830,396 $ 2,289,316
                                                                     =========  ===========





    * Party-in-Interest




   (a)Investments in this fund consist of guaranteed investment contracts with insurance companies and similar contracts with other financial institutions which provide for the payment of principal plus accrued interest and are collateralized by obligations of other organizations. The average interest rate earned on these investment contracts during 1998 was 6.30%.

                                      17
                         SBC SAVINGS AND SECURITY PLAN
                         EIN 43-1301883, PLAN NO. 004

             Item 27b-SCHEDULE OF LOANS OR FIXED INCOME OBLIGATIONS
                      For the year ended December 31, 1998

       Name &          Original       1998       1998        Unpaid         Detail Description
       Address          Amount      Principal  Interest    Balance at                of               Principal    Interest
     (Identity)        of Loan        Paid       Paid       Year End                Loan               Overdue     Overdue
   ----------------  -------------  ---------  ----------  ----------- -----------------------------  -----------  --------

    W. Menzel          $     689     $     -    $      -    $     689   2/25/97 Original Loan Date     $     689    $    -
    Dittmer, MO                                                         8/31/98 Maturity Date
                                                                        9.25% Interest Rate
                                                                        Secured by Non-LESOP Account

    K. Bledsoe             9,800          83          40        4,758   8/31/95 Original Loan Date         4,758         -
    Granite City, IL                                                    9/30/99 Maturity Date
                                                                        9.75% Interest Rate
                                                                        Secured by Non-ESOP Account

    D. Watson              2,700           -           -        2,700   9/30/96 Original Loan Date         2,700         -
    Oklahoma City, OK                                                   10/31/99 Maturity Date
                                                                        9.25% Interest Rate
                                                                        Secured by Non-ESOP Account

    G. Parra              41,000           -           -       40,256   8/23/96 Original Loan Date        40,256         -
    San Antonio, TX                                                     9/30/01 Maturity Date
                                                                        9.25% Interest Rate
                                                                        Secured by Non-ESOP Account

    M. Hill               18,396           -           -        9,789   12/31/93 Original Loan Date        9,789         -
    Royse City, TX                                                      2/28/99 Maturity Date
                                                                        6.75% Interest Rate
                                                                        Secured by Non-ESOP Account

    M. Courtois           16,000           -           -       14,044   8/22/96 Original Loan Date        14,044         -
    Mission, KS                                                         9/30/01 Maturity Date
                                                                        9.25% Interest Rate
                                                                        Secured by Non-ESOP Account

NOTE: No loans were renegotiated during the year. All loans are secured by the participant's account. The Plan will collect overdue amounts upon a distributable event.

                         SBC SAVINGS AND SECURITY PLAN
                         EIN 43-1301883, PLAN NO. 004

                  Item 27d-SCHEDULE OF REPORTABLE TRANSACTIONS
                      For the year ended December 31, 1998


                                                                                                     Current
                                                                                                     Value of
                                                                                                     Asset on
                                          Description of       Purchase     Selling      Cost of    Transaction  Net Gain
    Identity of Party Involved                Assets             Price       Price        Asset        Date      or (Loss)
    ------------------------------  ------------------------   ----------  ----------   ----------  ----------  -----------

       Category (iii) transactions
       ------------------------------

       Bankers Trust                   Bankers Trust Pyramid   $  521,180  $        -  $   521,180  $  521,180  $         -
                                         Account Cash Fund

       Bankers Trust                   Bankers Trust Pyramid   $        -  $  488,673  $   488,673  $  488,673  $         -
                                         Account Cash Fund

       Bankers Trust                   SBC Communications Inc. $   65,573  $        -  $    65,573  $   65,573  $         -
                                         Common Stock

       Bankers Trust                   SBC Communications Inc. $        -  $   82,400  $    27,686  $   82,400  $    54,714
                                         Common Stock








      There were no category (i), (ii) or (iv) transactions.

                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Plan Administrator for the Plan has duly caused this annual report to be signed by the undersigned thereunto duly authorized.



                                              SBC SAVINGS AND SECURITY PLAN

                                              By SBC Communications Inc., Plan
                                                 Administrator for the Foregoing
                                                 Plan





                                           By /s/ Karen E. Jennings
                                              ------------------------
                                              Karen E. Jennings
                                              Senior Vice President-
                                              Human Resources




Date: June 29, 1999

EXHIBIT INDEX

     Exhibit identified below, is filed herein as exhibit hereto.

   Exhibit
     Number......................................................

     23-a   Consent of Independent Auditors Ernst & Young LLP.

                                                                       EX 23-a
                                                            Form 11-K for 1998
                                                               File No. l-8610




                          CONSENT OF INDEPENDENT AUDITORS


      We consent to the incorporation by reference in the Registration Statements (Form S-8, No. 333-24295 and 333-66105) pertaining to the SBC Savings and Security Plan of our report dated June 24, 1999, with respect to the financial statements and supplemental schedules of the SBC Savings and Security Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1998.






                                                ERNST & YOUNG LLP

      San Antonio, Texas
      June 24, 1999